UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

Intelgenx Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission File No.)	(IRS Employer ID)
of incorporation)

6425 Abrams, Ville Saint Laurent, Quebec, H4S 1X9 Canada
(Address of principal executive offices and Zip Code)

(514) 331-7440
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02: Appointment of Director

The Company announced today that Mr. Clemens Mayr has accepted his appointment by the Board of Directors to serve as a director of IntelGenx Technologies Corp. until the next annual meeting of the shareholders of the Company or until his successor is duly elected and qualified.

Since 2006, Clemens Mayr is a partner of McCarthy Tétrault LLP, a leading Canadian law firm. Prior thereto, he was partner with Ogilvy Renault LLP from 1999 to 2006 and lawyer from 1997 to 1999. His practice focusses on M&A and capital markets, both domestic and cross-border. In the course of his practice he has advised corporations and boards in numerous industries, including in particular life-sciences and technology. He currently also serves on the board of partners of McCarthy Tétrault LLP and on the board of directors of the Institute of Corporate Directors (Quebec Chapter). He is also the chair of the Legal Advisory Committee of the AMF (the Québec securities regulatory authority).

Mr. Mayr was born in Innsbruck, Austria. He received his LLB from the Universite de Montreal in 1990 and was called to the Quebec bar in 1991.

INTELGENX TECHNOLOGIES CORP.

Dated: August 5, 2015	By: /s/ Horst Zerbe
Horst G. Zerbe
Chairman of the Board